EXHIBIT 10.7


                             AMENDMENT NO. 1
                     TO THE ASSET PURCHASE AGREEMENT
                     -------------------------------

            AMENDMENT NO. 1, dated as of December 10, 1993, to the Asset Purchase Agreement, dated as of July 22, 1993 (the "Asset Purchase Agreement"), by and among BP Exploration & Oil Inc., an Ohio corporation ("BP"), Truckstops Corporation of America ("TA," and together with BP, collectively, the "Sellers") and TA Operating Corporation, a Delaware corporation (together with its successors and assigns, the "Buyer").

            Pursuant to Sections 10.2(a) and 10.13 of the Asset Purchase Agreement, Buyer and Sellers desire to amend the Asset Purchase Agreement as set forth herein. Capitalized terms used herein but not otherwise defined have the respective meanings assigned to such terms in the Asset Purchase Agreement.

            Accordingly, the parties hereby agree as follows:

            1. AMENDMENT OF THE NAME OF TA. The Asset Purchase Agreement is hereby amended by substituting "Truckstops Corporation of America" for each reference to "Truckstops Corporation of America Inc."

            2. AMENDMENT OF SECTION 1.1. The definitions set forth in Section
1.1 of the Asset Purchase Agreement are hereby amended:

                  (a) by deleting, in its entirety, the definitions of "Trademark License Agreement".




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                  (b) by adding the following definitions to the foregoing
      Section 1.1:

                  "Supplemental Agreement" means the Supple mental Agreement in the form of Exhibit I.

                  "Jobber Agreement" means the Jobber Agreement in the form of Exhibit R.

                  "Fuel Consignment Agreement" means the Fuel Supply Consignment Agreement in the form of Exhibit S.

                  (c) by deleting the definition of "Ancillary Agreements" in its entirety and substituting in lieu thereof the following definition:

                  "Ancillary Agreements" means, collectively, (i) the Non-Competition Agreement, (ii) the Credit Card Agreement, (iii) the Services Agreement, (iv) the Office Lease, (v) the Assignment and Assumption Agreement, (vi) the TAFSI Assumption Agreement, (vii) the Software License Agreement, (viii) the Jobber Agreement, (ix) the Supplemental Agreement, (x) the Fuel Supply Agreement and (xi) the Fuel Consignment Agreement.

            3. AMENDMENT OF SECTION 2.1(i). Section 2.1(i) of the Asset Purchase Agreement is hereby amended by inserting the words "and 4.9(d)(i)" immediately after the reference to Section 4.9(c) contained in Section 2.1(i).

            4. AMENDMENT OF SECTION 2.1(iii). Section 2.1(iii) of the Asset Purchase Agreement is hereby amended by deleting such Section 2.1(iii) in its entirety and substituting in lieu thereof the following:

                  (iii) all items of inventory primarily relating to the Business notwithstanding how classified in Sellers' financial records, including all hydro carbon inventories for use or sale (including gasoline, diesel fuel, motor oil, automobile transmission fluid,




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      anti-freeze and motor oil and fuel additives) and all non-hydrocarbon inventories of food, beverages, tires, batteries and accessories and other merchandise owned by Sellers, including, without limitation, all raw materials, work-in-process, finished goods and samples, whether at the Real Properties, including the Distri bution Center, or in transit to any Real Property (collectively "Inventory"), other than fuel located at the Consigned Truckstops ("Consigned Fuel") as identified in the Fuel Consignment Agreement, which will be purchased after the Closing Date in accordance with the terms of the Fuel Consignment Agreement and all supplies and stores intended for consumption by the Business rather than for resale, including, without limitation, paper towels, toilet paper and cleaning supplies, whether at the Real Properties, including the Distribution Center, or in transit to any Real Property (collectively "Supplies");

            5. AMENDMENT OF SECTION 2.5. Section 2.5(i) of the Asset Purchase Agreement is hereby amended by deleting such Section 2.5(i) in its entirety and substituting in lieu thereof the following:

                  (i) at the Closing, Buyer shall pay (i) to BP, by wire transfer of immediately available funds, the sum of $81,000,000, and (ii) to The British Petroleum Company p.l.c., the sum of $9,000,000 representing the consideration paid by Buyer under the terms of the Non-Competition Agreement.

            6. AMENDMENT OF SECTION 4.6. Section 4.6 of the Asset Purchase Agreement is hereby amended by deleting "June 30, 1993" and replacing it with "September 30, 1993".

            7. AMENDMENT OF SECTION 4.7. Section 4.7 of the Asset Purchase Agreement is hereby amended by deleting "June 30, 1993" and replacing it with "September 30, 1993".

            8. AMENDMENT OF SECTION 4.13(A). Section 4.13(a) of the Asset Purchase Agreement is hereby amended by deleting the last sentence of Section 4.13(a) in its




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entirety and substituting in lieu thereof:  "(The Agreements set forth in
Section 4.13(a) of the Disclosure Schedule are referred to as the "Scheduled Contracts")."

            9. AMENDMENT OF SECTION 4.18(E). Section 4.18(e) is hereby amended by deleting clauses (i) and (ii) thereof and replacing them with the following:

      (i) a list of full-time and part-time active employees on July 31, 1993; and (ii) by means of the monthly report specified in Section 6.1(b)(v), to the best of Sellers' knowledge, a list of full-time and part-time employees whose employment has terminated since July 31, 1993 at each such location and the date of each such termination.

            10. AMENDMENT OF SECTION 4.21(A). Section 4.21(a) of the Asset Purchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

      Section 4.21(a) of the Disclosure Schedule sets forth a copy of the current generic Uniform Franchise Offering Circular for the Business.

            11. AMENDMENT OF SECTION 6.12(C). Section 6.12(c) of the Asset Purchase Agreement is hereby amended by deleting the first sentence of such
Section 6.12(c) in its entirety and substituting in lieu thereof the following:

      Buyer shall establish, effective as of January 1, 1994, one or more group medical and dental insurance plan or plans for the Affected Employees (and their dependents) which plan or plans shall have such terms and conditions as Buyer, in its sole discretion, shall determine.

            12. AMENDMENT OF SECTION 6.13(B). Section 6.13(b) of the Asset Purchase Agreement is hereby amended by




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deleting such Section 6.13(b) in its entirety and substituting in lieu thereof the following:

                  (b) PRICE. Buyer shall pay to BP at the time and in the manner hereinafter set forth, by wire transfer of immediately available funds, a total amount for the Inventory at or in transit to the Real Properties purchased directly by Buyer in accordance with the values set forth in
      Section 6.13(b) of the Disclosure Schedule. If, for any reason, Buyer neglects to pay Sellers for any Inventory in transit, Buyer shall be responsible to either pay Sellers for such Inventory if Sellers have already paid a third party for such Inventory or Buyer shall pay such third party if Sellers have not already paid such third party.

            13. ADDITION OF SECTION 6.20. The Asset Purchase Agreement is hereby amended by adding thereto a new Section 6.20 which shall read as follows:

                  SECTION 6.20. KUHN. Sellers agree that Edwin P. Kuhn ("Kuhn") shall be eligible to continue participation in the applicable Sellers' employee group medical plan under COBRA pursuant to the applicable plan's enrollment provisions by paying the applicable contributions (as may be adjusted from time to time) during the 18-month period following the Closing Date and the full retiree and Seller contributions (as may be adjusted from time to time) between the end of the 18-month period (or any longer period required by law) at such time as he would have fulfilled the eligibility requirements under that plan had his employment with Sellers continued. Thereafter, he may participate in the applicable Sellers' retiree group medical plan in accordance with its terms. If he is eligible for employee or retiree group medical coverage from a subsequent employer, he must participate in his subsequent employer's coverage in order to participate in Sellers' retiree group medical coverage (Sellers' coverage would be secondary to the subsequent employer's primary coverage, irrespective of anything to the contrary in the subsequent employer's plan). Notwithstanding the above, Sellers reserve the right to modify or terminate any retiree group medical plan at any time. Sellers further agree that Kuhn may elect to continue his dental benefits for up to 18 months following the Closing Date by paying the applicable contributions (as may be adjusted from time to time). Sellers agree that Kuhn will continue to receive from




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      Sellers' life insurance coverage equal to one times his annual base pay at no cost to him for 18 months following the Closing Date. Sellers and Buyer agree that Buyer shall not assume any liability relating to any such coverage for Kuhn, except as expressly provided in this Agreement.

            14. ADJUSTMENT OF THE ADJUSTED CLOSING INVENTORY AMOUNT. A reserve of $225,000 for Wheeler-Ridge margin issues will be set forth on the statement of Hydrocarbon Inventory prepared pursuant to Section 6.13(c)(ii)(1) of the Disclosure Schedule, and will be deducted in calculating the Adjusted Closing Inventory Amount pursuant to Section 6.13(c)(iv) of the Agreement.

            15. AMENDMENT OF SECTION 7.2(F). Section 7.2(f) of the Asset Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  (f) MATERIAL REQUIRED PERMIT APPROVALS. All Material Required Permit Approvals shall have been obtained without the imposition of any conditions that are or would become applicable to the Business, the Purchased Assets, Buyer or any Franchisee, which Buyer in good faith reasonably determines would be materially burdensome upon the Business, the Purchased Assets, Buyer or any Franchisee or Buyer's conduct of business after the Closing. All such Material Required Permit Approvals shall be in effect, and no Proceeding shall have been instituted or threatened by any Governmental Authority with respect thereto as to which, in Buyer's good faith opinion, there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Material Required Permit Approvals.

            16. AMENDMENT OF SECTION 7.2(G). Section 7.2(g) of the Asset Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:




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            (g) MATERIAL REQUIRED CONTRACTUAL CONSENTS. Except for any Required
      Contractual Consents the failure to obtain which would not have a Material Adverse Effect or a Material Adverse Truckstop Effect, all Required Contractual Consents shall have been obtained in written instruments reasonably satisfactory to Buyer.

                  16.5  AMENDMENT OF SECTIONS 7.3(F) AND (G). Section 7.3(f) and
(g) are hereby revised to read as follows:

                  (f) REQUIRED CONSENTS. All Material Required Consents and all Material Required Permit Approvals, shall have been obtained without any conditions which would, in Seller's good faith opinion, expose Seller to a material risk of liability.

            17. AMENDMENT OF SECTION 8.4. Section 8.4 of the Asset Purchase Agreement is hereby amended by (a) deleting "and" immediately prior to "(iii)" in the first sentence thereof and replacing it with ",", (b) adding the following immediately prior to the period ending said first sentence:

            and (iv) to the extent Damages are incurred by a Lender Party (as hereinafter defined), any inaccuracy of the representation and warranty set forth in the second sentence of Section 4.9(a) of the Agreement arising out of or relating to any of the matters listed in clauses 2-4 of Section 4.9(a) of the Disclosure Schedule, which representation and warranty shall, with respect to any such inaccuracy, survive until the expiration of sixty (60) days following the applicable statute of limitations and (c) adding the following sentence immediately after said first sentence:

            As used herein, the term "Lender Party" shall mean any of (a) the Collateral Agent, any Lender, the Fronting Bank, the Swingline Lender and any Senior Note Purchaser (as each such term is defined in that certain Credit Agreement (the "Credit Agreement") dated as of December 9, 1993 by and among Buyer, Chemical Bank and certain other




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            parties, but only to the extent any such party has succeeded to the interest of Buyer (or any part thereof) under this Agreement; (b) the successors and assigns of the parties covered by the foregoing clause (a); (c) any successor to or assign of Buyer's interest (or any part thereof) under this Agreement that succeeded to or was assigned such Buyer's interest by purchasing any of the Real Properties described in clauses 2-4 of Section 4.9(a) of the Disclosure Schedule at a foreclosure sale, or by being given a deed-in-lieu-of-foreclosure to any such Real Property, in connection with any of the loans covered by the Credit Agreement and the Senior Note Purchase Agreement (as defined in the Credit Agreement) and (d) the successors and assigns of the parties identified in the foregoing clause (c).

            18. AMENDMENT OF SECTION 8.5. Section 8.5 of the Asset Purchase Agreement is hereby amended by (i) deleting "and" immediately prior to "(iii)" in the second sentence thereof and replacing it with "," and (ii) adding the following immediately prior to the period ending said second sentence:

            and (iv) to the extent Damages are incurred by a Lender Party, any inaccuracy of the representation and warranty set forth in the second sentence of Section 4.9(a) of this Agreement arising out of or relating to any of the matters listed in clauses (2)-(4) of
            Section 4.9(a) of the Disclosure Schedule.

            19. EXHIBITS AND SCHEDULES. Pursuant to Section 10.13 of the Asset Purchase Agreement, attached hereto are the form of Exhibits and Schedules as agreed to by the Buyer and the Sellers. Notwithstanding the last sentence of
Section 10.13 of the Asset Purchase Agreement or Section 9.1(vii) of the Asset Purchase Agreement, neither Buyer nor Sellers shall have any right to terminate the Asset Purchase Agreement pursuant to Section 9.1(vii).




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            20. PURCHASE PRICE ALLOCATION. Buyer and Sellers agree that the purchase price shall be allocated in accordance with Exhibit A.

            21. GUARANTIES. The parties acknowledge that certain third parties have provided guaranties, letters of credit or deposits (collectively, "Guaranties") to secure payment of amounts owed by certain customers (the "Primary Obligors") of the Business. The parties intend that both Sellers and Buyer be entitled to the benefits of the Guaranties in the event of nonpayment by or insolvency of a Primary Obligor; Sellers with respect to the retained accounts receivable and other Excluded Assets ("Pre-Closing Obligations"), and Buyer with respect to accounts receivable and other rights to payment created after the Closing Date ("Post-Closing Obligations"). In the event of nonpayment or insolvency of a Primary Obligor, Sellers and Buyer will cooperate in collecting on the Guaranties. If the value of the Pre-Closing Obligations owed by such Primary Obligor exceeds the value of the Post-Closing Obligations, Sellers will control the collection process under the relevant Guaranty; otherwise, Buyer will control the collection process. In either case, the party controlling collection will act in a commercially reasonable manner and will keep the other informed of the process of collection. In the event the net proceeds, after costs of collection, are less than the sum of the Pre-Closing Obligations and the Post-Closing Obligations then owing from the Primary Obligor, the




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net proceeds will be shared pro rata in relation to the ratio of the amounts owing.

            22. REBATE. For the period from the Closing Date through January 5, 1994, BP will pay Buyer a fee (the "Transition Fee") for diesel fuel: sold (i) to Buyer under the Fuel Supply Agreement; and (ii) on consignment to third parties by Buyer as agent for Seller under the Fuel Consign ment Agreement. Subject to the cap set forth below, the Transition Fee will equal the difference between the terminal based price of product and the weighted average of the (OPIS (Low) Quotation less one half cent ($0.005) per gallon) appropriate to each terminal. The Transition Fee shall be paid on or before January 25, 1994, and shall equal:

          Gallons sold times (BP Terminal price - (OPIS (Low) -
$0.005))
            The Transition Fee shall in no event exceed Two Hundred Eighteen Thousand Dollars ($218,000).

            23. COUNTERPARTS. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective




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authorized officers as of the day and year first above written.


                              BP EXPLORATION & OIL INC.

                              By: /s/ David J. Atton
                                 -------------------------------------
                                 Name: David J. Atton
                                 Title: Vice President


                              TRUCKSTOPS CORPORATION OF AMERICA

                              By: /s/ David J. Atton
                                 -------------------------------------
                                 Name: David J. Atton
                                 Title: Attorney-in-Fact


                              TA OPERATING CORPORATION

                              By: /s/ Rowan G.P. Taylor
                                 -------------------------------------
                                 Name: Rowan G.P. Taylor
                                 Title: Vice President & Assistant Secretary